Exhibit 10.1
AMENDMENT NO. 1 TO LICENSE AGREEMENT
This Amendment No. 1 to License Agreement (“Amendment No. 1”) is entered into as of September 12, 2008 and effective on the Amendment Date (defined below) by and between DURECT Corporation (“Durect”) and EpiCept Corporation (“EpiCept”).
PRELIMINARY STATEMENTS
     A. EpiCept and Durect have previously entered into that certain License Agreement effective December 20, 2006 (the “Agreement”).
     B. In consideration for a one-time cash payment by Durect in the amount specified below, EpiCept and Durect now desire to amend the license granted by EpiCept to Durect pursuant to the Agreement so that it is royalty-free, fully paid up, perpetual and irrevocable, in addition to other amendments to the Agreement as specified below.
     THEREFORE, in consideration of the premises and mutual promises and covenants herein contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, Durect and EpiCept hereby agree to amend the Agreement as follows:
AMENDMENT TO AGREEMENT
     1. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Agreement.
     2. On or before three (3) business days after the Amendment Date, Durect shall pay to EpiCept the sum of two million two hundred fifty thousand U.S. Dollars ($2,250,000) by wire transfer to an account designated in writing by EpiCept in exchange for and in consideration of the changes and modifications made to the Agreement, as set forth in this Amendment No. 1, including, without limitation, the modifications that have the effect of expanding the license as set forth below and making the license and other rights granted by EpiCept to Durect in the Agreement exclusive, royalty-free, fully paid up, perpetual and irrevocable, as set forth below. For the avoidance of doubt, after the Amendment Date and EpiCept’s receipt of the payment described above, Durect will not owe any further royalty, milestone or other payments to EpiCept for any intellectual property governed by the Agreement, as amended by this Amendment No. 1. As used herein, “Amendment Date” means the date upon which this Agreement is fully executed by the Parties and the consent to the Amendment in the form attached hereto as Exhibit A has been fully executed by Durect and Hercules Technology Growth Capital, Inc.
     3. Section 1.27 shall be replaced in its entirety to read as follows:
“Field” shall mean all uses which are covered by the Epicept Licensed Patents and Patents within the EpiCept Improvements.

4. Section 2.1 of the Agreement shall be replaced in its entirety to read as follows:
License Grant: Subject to the terms and conditions hereof, EpiCept hereby grants to Durect, and Durect hereby accepts, an exclusive (even as to EpiCept and its Affiliates), royalty-free, fully paid up, perpetual, irrevocable right and license, with the right to grant sublicenses, under the EpiCept Licensed Patents and Patents within the EpiCept Improvements to make, have made, develop, use, sell, offer for sale, have sold, and import Licensed Products in and for the Field throughout the Territory.
     5. Section 6.1 of the Agreement is hereby amended to delete all references to a “Non-Back Pain Product.”
     6. The following sections of the Agreement are hereby deleted in their entirety: Sections 2.3, 3 (except for 3.2), 4, 5, 10 (except for 10.2, 10.5, 10.6 and 10.7) and 11.9.
     7. EpiCept represents and warrants that it has carefully reviewed the terms of the transaction described in the Agreement as amended by this Amendment No. 1 and determined that the consideration paid by Durect hereby is reasonable and fair consideration for the rights and benefits obtained by Durect pursuant to the Agreement as amended by this Amendment No. 1. EpiCept further represents and warrants that it is not now insolvent and will not be rendered insolvent by consummating the transaction described herein. EpiCept further represents and warrants that it is not entering into this Amendment No. 1 with the intent to defraud, delay or hinder its respective creditors and the consummation of the transaction described herein will not have any such effect.
     7. Each Party hereby represents and warrants to the other Party that such Party’s representations and warranties set forth in Section 7 of the Agreement are true and correct as of the Amendment Date, where each reference to the Agreement shall mean the Agreement as amended pursuant to this Amendment No. 1.
     8. Except as specifically provided in this Amendment No. 1, all other terms and conditions of the Agreement shall remain the same.
     9. This Amendment No. 1 shall be governed and interpreted in accordance with the law of the State of Delaware without regard to conflicts of law principles
     10. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. This Amendment No. 1 may be executed by any party hereto by means of a facsimile transmission or by email with pdf attachment of an originally executed counterpart, the delivery of which facsimile transmission or email shall have the same force and effect as the delivery of the originally executed counterpart.
[Signature Page Follows]
CONFIDENTIAL

     IN WITNESS WHEREOF, each party has caused this Amendment No. 1 to be executed by its duly authorized representative as of the date noted above in the preamble.

DURECT CORPORATION		EPICEPT CORPORATION

By:	/s/ James E. Brown	By:	/s/ Jack V. Talley

Name:	James E. Brown	Name:	Jack V. Talley

Title:	President & CEO	Title:	President & CEO

Date:		Date:

CONFIDENTIAL

EXHIBIT A
SECOND CONSENT TO LICENSE
AGREEMENT AND USE OF COLLATERAL
     This Second Consent to License Agreement and Use of Collateral (“Second Consent”) is made as of September     , 2008, by and between Hercules Technology Growth Capital, Inc. (“Hercules”) and Durect Corporation (“Durect).
RECITALS
     A. Hercules is the lender to EpiCept Corporation (“EpiCept”) and Maxim Pharmaceuticals Inc. (together with EpiCept, the “Borrowers”) pursuant to the Loan and Security Agreement, dated as of August 30, 2006, as amended from time to time (the “Loan Agreement”).
     B. Pursuant to the Loan Agreement, the Borrowers granted to Hercules a security interest in and to certain “Collateral,” as that term is defined in the Loan Agreement. The Collateral includes all of the Borrowers’ personal property, including intellectual property.
     C. On December 20, 2006, EpiCept and Durect entered into that certain License Agreement (the “License Agreement”), whereby EpiCept granted to Durect a license in and to certain of EpiCept’s intellectual property (the “Subject IP”).
     D. As a condition to its willingness to enter into the License Agreement, Durect required Hercules to provide assurances that, among other things, Durect’s rights under the License Agreement would be preserved notwithstanding an event of default by the Borrowers under the Loan Agreement, or in the event of a disposition of the Collateral or other enforcement of Hercules’ rights as a secured party upon the Borrowers’ default.
     E. Hercules provided Durect with such assurances by executing and delivering that certain Consent to License Agreement and Use of Collateral, dated as of November 17, 2006 (the “First Consent”).
     F. Durect and EpiCept have determined to amend the License Agreement, pursuant to that certain Amendment No. 1 to License Agreement between EpiCept and Durect, dated as of an even date herewith and attached hereto as Exhibit A (the “License Amendment”), and Durect again requires assurances from Hercules similar to those obtained pursuant to the First Consent, as provided herein.
     G. Hercules is willing to provide Durect such assurances by executing and delivering this Second Consent, in view of the potential benefits to Hercules (including the enhancement of the value of the Collateral) as a result of EpiCept and Durect entering into the License Amendment.
CONFIDENTIAL

AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree and covenant as follows:
     1. Hercules has reviewed the License Amendment and hereby consents to EpiCept entering into the License Amendment. Hercules acknowledges that the License Amendment modifies the terms of the License Agreement causing, among other things, the license granted by EpiCept to Durect to be exclusive, royalty-free, fully paid up, perpetual and irrevocable upon the occurrence of the Amendment Date (as defined in the License Amendment). Hercules agrees that the License Agreement, as amended by the License Amendment is a “Permitted Transfer” as that term is defined in the Loan Agreement.
     2. All of the rights granted to Durect under the License Agreement, as amended by the License Amendment with respect to the Subject IP are hereby recognized by Hercules, and such rights shall not be cancelled, terminated, diminished, or otherwise interfered with by Hercules so long as Durect is not in breach of any of the terms contained in the License Agreement, as amended by the License Amendment, and, including on account of (a) a default by either of the Borrowers, or the occurrence of any other “Event of Default,” under and as defined by the Loan Agreement, or (b) any disposition of, or other enforcement of the security interest in, the Collateral on account of a default under the Loan Agreement. Any such disposition of, or other enforcement of the security interest in, the Collateral shall expressly be subject to the rights of Durect under the License Agreement, as amended by the License Amendment, including but not limited to the right to enforce any exclusivity provision under the License Agreement, as amended by the License Amendment.
     3. Following a disposition of, or other enforcement of the security interest in, the Collateral on account of a default by any of the Borrowers, Durect will, if so requested in writing by the party that acquires any portion of the Collateral that includes the Subject IP, and upon the demonstration to the reasonable satisfaction of Durect of the acquiring party’s rights and of the termination of any rights of the Borrowers in the Collateral, enter into a new license (the “New License”) for the Subject IP with the acquiring party on the same terms as the License Agreement, as amended by the License Amendment (including the terms of this Second Consent), including, without limitation, the terms that make the license exclusive, royalty-free, fully paid up, perpetual and irrevocable.
     4. This Second Consent contains the complete agreement between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.
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     5. This Second Consent shall be governed in all respects by the laws of the State of California, irrespective of its choice of law rules.
     6. This Second Consent may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.
     7. This Second Consent shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, it being expressly understood that all references herein to Hercules shall be deemed to include not only Hercules, but also its legal representatives, successors and assigns, and all parties subsequently acquiring title in and to the Collateral from or through Hercules.
     IN WITNESS WHEREOF, the parties hereto have executed this Second Consent by their proper officers or representatives to be effect as of the day and year first written above.

HERCULES TECHNOLOGY	DURECT CORPORATION
GROWTH CAPITAL, INC.

By:	By:

Name:	Name:

Title:	Title:

CONFIDENTIAL